UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2020

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
3000 North Sam Houston Parkway East
Houston, Texas 77032
(Address of Principal Executive Offices)

001-03492	75-2677995
(Commission File Number)	(IRS Employer Identification No.)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Effective as of January 24, 2020, Eric J. Carre, Executive Vice President, Global Business Lines, Lawrence J. Pope, Executive Vice President of Administration and Chief Human Resources Officer, and Robb L. Voyles, Executive Vice President, Secretary and Chief Legal Officer, established prearranged trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Effective as of January 27, 2020, Lance T. Loeffler, Executive Vice President and Chief Financial Officer and Joe D. Rainey, President, Eastern Hemisphere established prearranged trading plans under Rule 10b5-1 as well. Any transactions under the plans will be disclosed through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	January 28, 2020	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and
Assistant Secretary